EXHIBIT 99.1

     FROM:     EDWARD G. NOVOTNY & ASSOCIATES, INC.
               Two Tudor City Place
               New York, New York 10017
               Contact:  Edward G. Novotny
               Tel.  212/902-5400
               (After-Hours: 212/490-2740)

     FOR:      THE HOME INSURANCE
               59 Maiden Lane
               New York, New York 10038

     Thursday, June 20, 1996

               NEW YORK -- The Home Insurance Company announced today that it has stopped paying rent for its 59 Maiden Lane headquar-ters in New York City. The Company stated that it has been paying over three times the market rent for approximately twice the space it actually occupies and that it has received no response from the building's owners to a recent proposal to reform the lease.

               The Home went into run-off in June, 1995, meaning it no longer writes new business but continues to pay claims. It is being monitored by the New Hampshire Insurance Department, whose primary interest is to protect The Home's assets for the benefit of its policyholders. The Home's Board of Directors decided that, considering these financial circumstances, it would not be prudent for The Home to continue to pay rent at 59 Maiden Lane.